UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Stabilis Energy, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Ave. Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class                                     Trading Symbol                   Name of each exchange on which registered

Common Stock, $.001 par value                   SLNG                                        The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy Listing Rule or Standard; Transfer of Listing.

On July 30, 2019, Stabilis Energy, Inc. (the “Company”) received a staff determination letter from the listing qualifications department of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) setting forth a determination to delist the Company’s common stock from the Nasdaq Stock Market as a result of the Company’s inability to satisfy Nasdaq Listing Rule 5505(a)(2), which requires a minimum of 1,000,000 publicly held shares, and Nasdaq Listing Rule 5505(b)(1)(B), which requires a minimum market value of $15 million in publicly held shares.

The completion of the share exchange of the Company with Stabilis Energy LLC and its subsidiaries on July 26, 2019, resulted in a change of control of the Company, which required the Company to satisfy all of the applicable Nasdaq standards to complete the Nasdaq initial listing process.

The Company intends to request a hearing with a Nasdaq hearings panel to appeal the staff’s delisting determination and request an extension to allow the Company to meet all the applicable listing standards in accordance with a compliance plan it will present. The Company intends to pursue certain actions outlined in its compliance plan to increase the number of publicly held shares as soon as practical to meet the applicable listing requirements; however, there can be no assurances that the Company will be able to do so within the period of time that may be granted by the hearings panel.

The appeal will stay any suspension or delisting action by Nasdaq pending the completion of the hearing process and the expiration of any extension period that may be granted to the Company by the hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS ENERGY, INC.

Date: August 2, 2019	By:	/s/ James Reddinger
James Reddinger
President and Chief Executive Officer